UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 16, 2006

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Nod Road Avon, Connecticut	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2006, the Board of Directors (the “Board”) of Magellan Health Services, Inc. (the "Company")  appointed Allen F. Wise to the Board, filling the unexpired term of Robert Haft, who resigned from the board on October 28, 2005 and bringing the number of Board members to nine, the size of the Board set in accordance with the Company’s Bylaws.  Mr. Wise’s term of office will expire at the 2008 Annual Meeting of Stockholders.  The Board has determined that Mr. Wise is an independent director in accordance with the listing standards of the The Nasdaq Stock Market.

Mr. Wise was also appointed on May 16 to serve on the Board’s Management Compensation Committee.  At the same time, William McBride ended his service on that Committee and was appointed as a member of the Board’s Nominating Committee.  Mr. McBride also continues to serve as a member of the Audit Committee.

Mr. Wise is chairman of the board of directors of Coventry Health Care, a national managed health care company based in Bethesda, Maryland.  He previously served as a director of Coventry, and for eight years prior to that he served as the company’s president and chief executive officer.

There is no arrangement or understanding between Mr. Wise and any other persons pursuant to which Mr. Wise was elected as a director.

A copy of the press release issued by the Company on May 19, 2006 announcing the election of Mr. Wise as a director is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d)             Exhibits

Exhibit No.	Description

99.1	Press Release of Magellan Health Services, Inc., dated May 19, 2006, announcing the election of Allen F. Wise to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Mark S. Demilio

Name:	Mark S. Demilio
Title:	Executive Vice President and Chief Financial Officer

Dated:  May 19, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Magellan Health Services, Inc., dated May 19, 2006, announcing the election of Allen F. Wise to the Board of Directors.